UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

BLUEGATE CORPORATION
____________________________

(Name of Registrant as Specified In Its Articles)

Payment of Filing Fee (Check the appropriate box):

[X]	No Fee Required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1) Title of each class of securities to which transaction applies:
___________________________________________________
(2) Aggregate number of securities to which transaction applies:
___________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
___________________________________________________
(4) Proposed maximum aggregate value of transaction:
___________________________________________________
(5) Total fee paid:
___________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
___________________________________________________
(2) Form, Schedule or Registration Statement No.:
___________________________________________________
(3) Filing Party:
___________________________________________________
(4) Date Filed:
___________________________________________________

Bluegate Corporation
701 North Post Oak Road, Suite 600
Houston, Texas 77024 USA
(713) 683-1370

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

Dear Shareholders:

The enclosed Information Statement is being furnished to the holders of record of shares of common stock (the “Common Stock”) of Bluegate Corporation, a Nevada Corporation (the “Company”) as of the close of business on the record date, June 25, 2009.  The purpose of the Information Statement is to notify our shareholders that on June 12, 2009, the Company received a written consent in lieu of a meeting of shareholders (the “Written Consent”) from the individual and beneficial holder of (i) 6,370,250 shares of the issued and outstanding shares of our Common Stock, and (ii) 48 shares of the issued and outstanding shares of our Series C Convertible Non-Redeemable Preferred Stock (the “C Shares”), which C Shares have the right to vote as shares of Common Stock at the rate of fifteen (15) times the number of shares of Common Stock into which each of such C Shares is convertible into, and each C Share is convertible into 25,000 shares of Common Stock (18,000,000 votes in the aggregate) (collectively representing 55.3% of the Company’s issued and outstanding voting shares).  The Written Consent adopted resolutions, which authorized the Company to elect Charles E. Leibold as a director and to serve on the Company’s board of directors (the “Board”).

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority shareholders of the Company.  The resolutions will become effective twenty (20) calendar days after this Information Statement is first mailed to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holder of at least a majority of the outstanding shares of all voting stock of the Company.  Because shareholders holding at least a majority of the voting rights of our outstanding voting shares have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through their ownership of voting stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting your proxy in connection with the adoption of the resolutions and proxies are not requested from shareholders.

This Information Statement is being mailed on or about July 6, 2009, to shareholders of record on June 25, 2009.

Yours truly,

/s/  Stephen J. Sperco
Stephen J. Sperco
Chief Executive Officer

Bluegate Corporation
701 North Post Oak Road, Suite 600
Houston, Texas 77024 USA
(713) 683-1370

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to the holders of the issued and outstanding common stock, par value $0.001 per share (the “Common Stock”), of Bluegate Corporation, a Nevada corporation (the “Company”), as of June 12, 2009, in connection with the approval, by written consent of the shareholders constituting a majority of the voting power of the shareholders (the “Majority Shareholders”) of the Company of the election of Charles E. Leibold (the “Election”) to the Company’s board of directors (the “Board”).

This Information Statement will be mailed on or about July 6, 2009, to those persons who were shareholders of the Company as of the close of business on June 25, 2009. The Election is expected to become effective on or about July 27, 2009.

The cost of this Information Statement will be borne by the Company.

The holders of a majority of the Company’s voting shares (the “Voting Shares”), which Voting Shares consists of (i) the Common Stock and (ii) the Company’s issued and outstanding shares of Series C Convertible Non-Redeemable Preferred Stock, par value $0.001 per share (the “C Shares”), have voted for and approved the Election by written consent. Accordingly, since the necessary approvals have been obtained, this Information Statement is being furnished solely for the purpose of providing notice to the Company’s shareholders of the Election as required by Article 3.16 of the Company’s bylaws.

REASONS FOR THE ELECTION

The primary purpose of the Election is to immediately fill an open seat on the Board.

BACKGROUND OF THE ELECTED DIRECTOR

Charles Leibold became Bluegate's Controller in January 2006 and effective June 1, 2006 he was appointed our Chief Financial Officer. Mr. Leibold began his career with the Big Four accounting firm of Deloitte and Touche. Subsequently, he became Director of International and Domestic Field Audit for the Avis Rent a Car System and Vice President of Finance and Treasurer of AIM Group, Inc., the holding company for certain Budget Rent a Car franchises. From January 1998 through May 1999, as Manager of AquaSource Inc., he was aggressively involved in the development of a start-up venture experiencing rapid growth through acquisitions. Specifically he was responsible for the successful transition of all of the seller's business into AquaSource. From June 1999 through May 2003, as Vice President and Director of Acquisition Partners, Inc., he directed the strategic planning and staffing of a start-up venture providing acquisitions and divestiture services to its clients. From June 2003 through mid-January 2006, Mr. Leibold provided consulting, accounting and tax services to clients in a wide variety of industries. In addition to having served in key financial management roles for both large and small companies, Mr. Leibold is a Certified Public Accountant and a Member of the Institute of Certified Public Accountants and Texas State Board of Public Accountancy. Mr. Leibold graduated from Pace University with a BBA in Accounting.

ACTION TAKEN BY WRITTEN CONSENT

The Majority Shareholders approved the Election by written consent dated June 12, 2009 (the “Record Date”).  As of the Record Date, there were 26,033,565 shares of Common Stock and 48 shares of Preferred Stock issued and outstanding, for a total of 44,033,565 Voting Shares.  Each holder of our Common Stock is entitled to one (1) vote for each share held by such holder.  Pursuant to Section 3 of the Company’s Certificate of the Designation, Preferences, Rights and Limitations of Series C Convertible Non-Redeemable Preferred Stock dated June 25, 2007, the C Shares have the right to vote as shares of Common Stock at the rate of fifteen (15) times the number of shares of Common Stock into which each such C Share is convertible into.  As of the Record Date, each C Share is convertible into 25,000 shares of Common Stock.  As of the Record Date, Stephen J. Sperco (“Sperco”), individually, and beneficially as President of SAI Corporation, as the holder of 48 shares of Preferred Stock can convert his Preferred Stock to 1,200,000 shares of Common Stock, thus giving him voting rights equivalent to 18,000,000 shares of Common Stock.  Sperco, individually, and beneficially as the President of SAI Corporation, being the holder of 24,370,250 Voting Shares in the aggregate as of the Record Date, being equal to approximately 55.3% of the number of Voting Shares then issued and outstanding, has executed a written consent approving the Election.

Pursuant to Section 78.320 of the NRS, the approval of a majority of the Company’s voting power is required in order for shareholders to take action by written consent without a meeting. Section 78.320 of the NRS eliminates the need to hold a meeting of the Company’s shareholders to approve the Election by providing that, unless Company’s articles of incorporation or bylaws state otherwise, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the Company’s voting power. In order to eliminate the costs and management time involved in holding a meeting and in order to effect the Election as early as possible, the Company resolved to proceed with the Election by written consent of the Majority Shareholders.

EXPECTED DATE FOR EFFECTING THE ELECTION

The Election is expected to go into effect as of July 27, 2009, which is twenty (20) days after the mailing of this Information Statement.

OUTSTANDING VOTING SHARES

As of the Record Date, there were 48 C Shares and 26,033,565 shares of Common Stock issued and outstanding. The C Shares and Common Stock constitute the issued and outstanding classes of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one (1) vote on all matters submitted to shareholders.  Each C Share has the right to vote as a share of Common Stock at the rate of fifteen (15) times the number of shares of Common Stock into which such C Share is convertible.  Assuming all of the C Shares are converted, there are 44,033,565 Voting Shares issued and outstanding.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the name, age, positions and offices or employments for the past five years as of December 31, 2008, of our executive officers and directors. Members of the Board of Directors are elected and hold office until their successors are elected and qualified. All of the officers serve at the pleasure of the Board of Directors of the Company.

NAME	AGE	POSITION

Stephen Sperco	55	Director and Chief Executive Officer

Manfred Sternberg	49	Director and Chief Strategy Officer

William Koehler (a)	43	Director and President

Charles Leibold	59	Chief Financial Officer

Dale Geary (b)	51	Director

(a) Mr. Koehler resigned as President effective May 31, 2009.
(b) Mr. Geary serves on our compensation committee.

Stephen Sperco was appointed the Company’s Chief Operating Officer on December 31, 2006 and then was appointed Chief Executive Officer on April 2, 2007. Mr. Sperco is the founder and President of Sperco Associates, Inc. and Sperco Technology Group, L.L.C. Sperco Associates was founded in 1986 and is headquartered in Chicago, Illinois. Both organizations are privately held consulting firms that focus in the areas of Telecommunications and Information Technology (IT) systems. The organizations provide independent, third party consulting, planning, and facilities management services. The consulting personnel provide services in the area of Telecommunications to support the voice, data, and image requirements of clients. Support in the area of IT systems is provided for the Desktop Computing, Local Area Network (LAN), and Wide Area Network (WAN) requirements of clients. The organizations also provide Management Support, Staff Augmentation, Quality Assurance, and operational functions related to Facilities Management and Outsourcing engagements. The firm has conducted consulting engagements in North America, the United Kingdom, and Europe. The industry focus of Sperco Associates has been in the Private Sector with Financial Services, Insurance, Health Care, and Fortune 1000 organizations. The focus of Sperco Technology Group has been in the Public Sector with Education and Health Care organizations. For IT Infrastructure, Telecommunications, and IT Physical Infrastructure the firms have developed significant expertise in Strategic Planning, Optimization, Design, Procurement, Contract Negotiations, Quality Assurance, and Implementation Project Management. In the areas of Facilities Management and Outsourcing, the firms have developed significant expertise in Organization Management and Planning, Project Management, Strategic Planning, Contract Negotiations, and the management of day-to-day department operations. The firms have extensive experience in the specialty areas of Financial Trading Floors, Call Center Applications, Structured Wiring Systems, Voice Recording/Logging Applications, Interactive Voice Response (IVR) applications, IP Telephony, and Network Optimization. Mr. Sperco is responsible for both the executive management of the consulting firms and the direction of consulting engagements. Mr. Sperco has been a consultant since 1975 and in this capacity has extensive experience with the planning and management of complex engagements. Before founding Sperco Associates, Inc., Mr. Sperco was a principal and Regional Vice President for Marketing and Systems Development Corporation. Marketing and Systems Development Corporation was a telecommunications consulting firm that was subsequently purchased by EDS. Mr. Sperco was with Marketing and Systems Development Corporation for ten years. Mr. Sperco earned a Bachelor of Arts degree in Economics from Middlebury College, Middlebury, Vermont in 1975.

Manfred Sternberg has been our Chief Executive Officer and a Director since 2001. Mr. Sternberg shifted from Chief Executive Officer to Chief Strategy Officer on April 2, 2007. Prior to 2001, Mr. Sternberg was an investor and board member of several broadband providers in Houston, Texas including our predecessor.  He is a graduate of Tulane University and Louisiana State University School of Law. Mr. Sternberg is licensed to practice law in Texas and Louisiana and is Board Certified in Consumer and Commercial Law by the Texas Board of Legal Specialization.

William Koehler has been a Director since May, 2003.  Mr. Koehler was appointed President and Chief Operating Officer in September 2005 after Bluegate acquired substantially all of the assets of Trilliant Corporation, of which Mr. Koehler was a founder and served as President/CEO from 2000 until September 2005.  From 1992 until 2000, Mr. Koehler was the Vice President of Business Development of an Electrical Engineering firm that specialized in the assessment, design and project implementation of technology efforts for their clients.  Mr. Koehler has a BBA from Texas A&M in Business Analysis, with a specialization in Production Operation Management.  Mr. Koehler has spent the last 15 years of his career working in the IT and Professional Services industry and has a broad range of skills.  His experience ranges from the design and management of the implementation of multination voice and data networks to the needs assessment and the development of a Global technology strategy for large multinational corporations.  The customers that Mr. Koehler has worked with include Pennzoil, American General Insurance, Texaco, British Petroleum, Brown and Root and many others.  At the same time he has worked with dozens of school districts by assisting in the development of more cost effective and robust systems in an attempt to help these districts move technology into the classrooms and help children learn.  Mr. Koehler has spoken at many state and local events about technology and continues to look for opportunities to continue this effort. Effective May 31, 2009, Mr. Koehler resigned as an employee from the company. Mr. Koehler remains a director.

Charles Leibold became Bluegate's Controller in January 2006 and effective June 1, 2006 he was appointed our Chief Financial Officer. Mr. Leibold began his career with the Big Four accounting firm of Deloitte and Touche. Subsequently, he became Director of International and Domestic Field Audit for the Avis Rent a Car System and Vice President of Finance and Treasurer of AIM Group, Inc., the holding company for certain Budget Rent a Car franchises. From January 1998 through May 1999, as Manager of AquaSource Inc., he was aggressively involved in the development of a start-up venture experiencing rapid growth through acquisitions. Specifically he was responsible for the successful transition of all of the seller's business into AquaSource. From June 1999 through May 2003, as Vice President and Director of Acquisition Partners, Inc., he directed the strategic planning and staffing of a start-up venture providing acquisitions and divestiture services to its clients. From June 2003 through mid-January 2006, Mr. Leibold provided consulting, accounting and tax services to clients in a wide variety of industries. In addition to having served in key financial management roles for both large and small companies, Mr. Leibold is a Certified Public Accountant and a Member of the Institute of Certified Public Accountants and Texas State Board of Public Accountancy. Mr. Leibold graduated from Pace University with a BBA in Accounting.

Dale Geary was appointed as a Director in June 2007.  Mr. Geary is a Managing Director of SAI Corporation (“SAIC”) which is a control person of Bluegate Corporation.  He has been with SAIC since its inception in 1996.  SAIC is involved in both the investment in, and providing resources to Telecommunications and Information Technology organizations.  At SAIC, Mr. Geary is responsible for client engagements and business development.  Mr. Geary earned a Bachelor of Science degree in Computer Science and Business Administration in 1982 from Northern Illinois University in DeKalb, Illinois.

BOARD OF DIRECTORS

In June 2007, we increased the size of our Board of Directors to consist of five Directors. We currently have four members of our Board of Directors, who were elected and hold office until their successors are elected and qualified. One board position is vacant. The four members of the Board of Directors are Manfred Sternberg, Stephen Sperco, William Koehler and Dale Geary. Manfred Sternberg is the Chairman of the Board of Directors and the Company’s Chief Strategy Officer, Stephen Sperco is the Company’s Chief Executive Officer and William Koehler is the Company’s President. (Effective May 31, 2009, Mr. Koehler resigned as an employee from the company. Mr. Koehler remains a director). Executive officers are appointed by the Board of Directors and serve until their successors have been duly elected and qualified. There is no family relationship between any of our directors and executive officers.

EXECUTIVE COMPENSATION.

The following table sets forth the aggregate compensation paid for services rendered to the Company during the last two fiscal years by the Named Executive Officers:

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards (6) ($)	All Other Compensation (7) ($)	Total ($)

Stephen Sperco (1)	2008	49,334			19,000	68,334
CEO (PEO), Director	2007	150,000	100,000	15,240	14,000	279,240

Manfred Sternberg (2)	2008	49,334			19,000	68,334
Chief Strategy Officer, Director	2007	180,000	142,500	15,240	28,000	365,740

William Koehler (3)	2008	49,334			19,000	68,334
President, Director	2007	150,000		15,240	25,000	190,240

Charles Leibold (4)	2008	147,000			9,000	156,000
CFO (PFO), Secretary	2007	147,000		15,240	9,000	171,240

Larry Walker (5)	2008	125,000				125,000
President of Trilliant Technology	2007	125,000		15,240		140,240
Group, Inc. (100% owned subsidiary)

(1)In December 2006, we entered into a two year employment agreement with Stephen Sperco at an annual base salary of $150,000 with a monthly vehicle transportation allowance of $750 to serve as our Chief Operating Officer. In April 2007, Mr. Sperco was appointed our Chief Executive Officer. In June 2007, one of the conditions of Mr. Sperco’s purchase of Series C Preferred Stock described in the 2008 and 2007 financial statements, footnote 9 – stockholders’ deficit, was that Mr. Sperco be appointed a Director. In November 2007, Mr. Sperco was granted a $100,000 cash bonus by the board of directors as a result of his achievements attained during his first six months as the Company’s CEO. This bonus was paid in December 2007. In December 2008, Mr. Sperco’s employment agreement expired. In an effort to reduce the company’s cash flow constraints, effective January 1, 2008, Mr. Sperco’s base salary was reduced to $100,000. On May 1, 2008, Mr. Sperco’s annual base salary was further reduced to $24,000 until the company achieves a net positive cash flow from operations and beginning January 2009, Mr. Sperco no longer receives a vehicle transportation allowance.

Effective January 1, 2007, the Company approved a compensation plan for its Board of Directors. Under the compensation plan all directors will be compensated at the rate of $10,000 annually. Mr. Sperco has earned $10,000 and $5,000 for 2008 and 2007, respectively under this plan.

In December 2007, 8,601,400 previously issued common stock options to certain employees with exercise prices ranging from $0.39 to $6.00 were reduced to $0.34. As a result of this transaction, 1,200,000 of Mr. Sperco’s options with an exercise price of $0.95 were reduced to $0.34. In December 2007, Mr. Sperco was granted 100,000 options to purchase common stock at an exercise price of $0.17 per share vesting immediately and expiring on December 31, 2012. In February 2008, as a result of the transaction described in the attached financial statements, footnote 9 – stockholders’ deficit, common stock, item (2), the exercise price of the previously issued options to Mr. Sperco to purchase 1,200,000 shares and 100,000 shares of our common stock at $0.34 and $0.17 per share, respectively, was reduced to $0.0333334 per share.

(2) In February 2005 we entered into an employment agreement with Mr. Sternberg for a period of two years at an annual base salary of $180,000, a monthly vehicle transportation allowance of $750 (which was increased to $1,500 during 2006) and bonus opportunity, to serve as our Chief Executive Officer. In November 2006, Mr. Sternberg was granted a bonus by the board of directors as a result of his past efforts to the Company and this bonus was paid in January 2007 through the issuance of 150,000 shares of common stock to Mr. Sternberg. In February 2007, Mr. Sternberg’s employment agreement expired and in April 2007, Mr. Sternberg shifted from Chief Executive Officer to Chief Strategy Officer. In an effort to reduce the company’s cash flow constraints, effective January 1, 2008, Mr. Sternberg’s base salary and monthly vehicle transportation allowance were reduced to $100,000 and $750, respectively. On May 1, 2008, Mr. Sternberg’s annual base salary was further reduced to $24,000 until the company achieves a net positive cash flow from operations and beginning January 2009, Mr. Sternberg no longer receives a vehicle transportation allowance.

Effective January 1, 2007, the Company approved a compensation plan for its Board of Directors. Under the compensation plan all directors will be compensated at the rate of $10,000 annually. Mr. Sternberg has earned $10,000 for 2008 and 2007 under this plan.

In December 2007, 8,601,400 previously issued common stock options to certain employees with exercise prices ranging from $0.39 to $6.00 were reduced to $0.34. As a result of this transaction, 3,375,000 of Mr. Sternberg’s options with exercise prices ranging from $0.50 to $2.00 were reduced to $0.34. In December 2007, Mr. Sternberg was granted 100,000 options to purchase common stock at an exercise price of $0.17 per share vesting immediately and expiring on December 31, 2012.

(3) In September 2005 we entered into an employment agreement with William Koehler for a period of two years at an annual base salary of $150,000 with a monthly vehicle transportation allowance of $750 (which was increased to $1,250 during 2006) to serve as President and Chief Operating Officer. In September 2007, Mr. Koehler’s employment agreement expired. In an effort to reduce the company’s cash flow constraints, effective January 1, 2008, Mr. Koehler’s base salary and monthly vehicle transportation allowance were reduced to $100,000 and $750, respectively. On May 1, 2008, Mr. Koehler’s annual base salary was further reduced to $24,000 until the company achieves a net positive cash flow from operations and beginning January 2009, Mr. Koehler no longer receives a vehicle transportation allowance.

Effective January 1, 2007, the Company approved a compensation plan for its Board of Directors. Under the compensation plan all directors will be compensated at the rate of $10,000 annually. Mr. Koehler has earned $10,000 for 2008 and 2007 under this plan.

In December 2007, 8,601,400 previously issued common stock options to certain employees with exercise prices ranging from $0.39 to $6.00 were reduced to $0.34. As a result of this transaction, 1,590,000 of Mr. Koehler’s options with exercise prices ranging from $0.50 to $1.08 were reduced to $0.34. In December 2007, Mr. Koehler was granted 100,000 options to purchase common stock at an exercise price of $0.17 per share vesting immediately and expiring on December 31, 2012.

Effective May 31, 2009, Mr. Koehler resigned as an employee from the company. Mr. Koehler remains a director.

(4) In January 2006, Charles Leibold was hired as the Company’s Controller and in June 2006, we entered into a two year employment agreement with him to serve as our Chief Financial Officer at an annual base salary of $140,000 with a monthly vehicle transportation allowance of $750. In January 2007, Mr. Leibold’s annual salary was increased to $147,000 and in May 2008, his employment agreement expired.

In December 2007, 8,601,400 previously issued common stock options to certain employees with exercise prices ranging from $0.39 to $6.00 were reduced to $0.34. As a result of this transaction, 600,000 of Mr. Leibold’s options with an exercise price of $0.75 were reduced to $0.34. In December 2007, Mr. Leibold was granted 100,000 options to purchase common stock at an exercise price of $0.17 per share vesting immediately and expiring on December 31, 2012.

 (5) In September 2005 we entered into an employment agreement with Larry Walker for a period of two years at an annual base salary of $125,000 per year serve as President of Trilliant Technology Group, Inc. a subsidiary of Bluegate. In September 2007, Mr. Walker’s employment agreement expired.

In December 2007, 8,601,400 previously issued common stock options to certain employees with exercise prices ranging from $0.39 to $6.00 were reduced to $0.34. As a result of this transaction, 590,000 of Mr. Walker’s options with exercise prices ranging from $0.60 to $1.50 were reduced to $0.34. In December 2007, Mr. Walker was granted 100,000 options to purchase common stock at an exercise price of $0.17 per share vesting immediately and expiring on December 31, 2012.

(6) The amounts in this column reflect the expense recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008 and 2007, in accordance with FAS 123(R), of outstanding stock options granted as part of the stock option plan. The assumption used in calculating these amounts, as well as a description of our stock option plan, are set forth in Note 9 to our Financial Statements for the year ended December 31, 2008, which is located on page F-13 of our Annual Report on Form 10-K. Compensation cost is generally recognized over the vesting period of the award.

(7)The amounts in this column reflect the vehicle transportation allowance and fees earned as directors for Stephen Sperco, Manfred Sternberg and William Koehler and vehicle transportation allowance for Charles Leibold.

DIRECTOR COMPENSATION

The following table presents a summary of the compensation earned to the members of our Board of Directors during the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)

Stephen Sperco (1)	-
Manfred Sternberg (1)	-
William Koehler (1)	-
Dale Geary (2)	15,000

Effective January 1, 2007, the board approved to compensate each member of the Board of Directors and each Committee Chair with an annual payment in the amount of $10,000 and $5,000, respectively.

(1) The compensation for these Directors is included in Executive Compensation.
(2) Mr. Geary, as a Director and Compensation Committee Chairman, earned $10,000 and $5,000 respectively. As of December 31, 2008, Mr. Geary has 100,000 options outstanding that were granted to him in 2007 that had a $15,240 fair value computed in accordance with SFAS No. 123(R).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of information concerning the number of shares of common stock owned beneficially as of June 19, 2009 which was 26,033,565 shares, by: (i) each person (including any group) known by us to own more than five (5%) of any class of our voting securities, (ii) each of our directors and executive officers, and (iii) our officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

TITLE OR CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS (1)

Common Stock	Manfred Sternberg	8,513,868	(2)	27.8%
	701 N. Post Oak, Suite 600
	Houston, Texas 77024

Common Stock	William Koehler	4,975,117	(3)	17.6%
	1602 Lynnview
	Houston, Texas 77055

Common Stock	Stephen Sperco	15,420,250	(4)	44.0%
	701 N. Post Oak, Suite 600
	Houston, Texas 77024

Common Stock	SAI Corporation	4,713,500	(5)	16.3%
	180 North Stetson Avenue, Suite 700
	Chicago, Illinois 60601

Common Stock	Dale Geary	275,000	(6)	1.1%
	701 N. Post Oak, Suite 600
	Houston, Texas 77024

Common Stock	Charles Leibold	850,000	(7)	3.2%
	701 N. Post Oak, Suite 600
	Houston, Texas 77024

Common Stock	Robert Davis	1,779,228	(8)	6.8%
	701 N. Post Oak, Suite 600
	Houston, Texas 77024

All executive officers and directors - 5 persons		30,034,235	(9)	70.2%

(1) The percentage of beneficial ownership of Common Stock is based on 26,033,565 shares of Common Stock outstanding as of June 19, 2009 and includes all shares of Common Stock issuable upon the exercise of outstanding options, warrants or conversion of preferred shares to purchase Common Stock.

(2) Of the 8,513,868 shares beneficially owned by Mr. Sternberg: (i) 3,220,279 are common shares owned directly by Mr. Sternberg, (ii) 683,589 are common shares owned indirectly by Mr. Sternberg, and (iii) 4,610,000 are common shares issuable upon the exercise of options and warrants.

(3) Of the 4,975,117 shares beneficially owned by Mr. Koehler: (i) 2,735,117 are common shares owned directly by Mr. Koehler, and (ii) 2,240,000 are common shares issuable upon the exercise of options and warrants.

(4) Of the 15,420,250 shares beneficially owned by Mr. Sperco: (i) 4,456,750 are common  shares owned directly by Mr. Sperco, (ii) 1,913,500 are common shares owned indirectly by Mr. Sperco, (iii) 7,850,000 are common shares issuable upon the exercise of options and warrants, and (iv) 1,200,000 are common shares issuable upon the conversion of preferred shares. Mr. Sperco controls SAI Corporation which is listed in item 5 below. In June 2007 the board of directors approved the issuance of 48 shares of Series C voting convertible non-redeemable preferred stock with a par value of $0.001 per share and a liquidation value of $12,500 per share. Each share of Series C convertible preferred stock may be converted, at the option of the shareholder, into 25,000 shares of common stock or a total of 1,200,000 shares of common stock. Each share of preferred stock has 15 times the number of votes its conversion-equivalent number of shares of common stock, or 375,000 votes per share of preferred stock. The 48 shares of preferred stock will have an aggregate of 18 million votes. Effective June 28, 2007, we sold 8 shares of Series C preferred stock for $100,000 in cash to SAI Corporation. We also granted to SAI Corporation warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012. On the same day we sold 40 shares of Series C preferred stock for $500,000 in cash to Stephen Sperco. We also granted to Stephen Sperco warrants to purchase up to 5,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012. The Preferred Stock votes along with the common stock on all matters requiring a vote of shareholders and the Preferred Stock is not redeemable by us. Bluegate’s net tangible book value (deficit) per share was ($0.13) prior to the investment in the preferred stock by Mr. Sperco and SAI Corporation on June 28, 2007. After the $600,000 cash investment and assuming that Mr. Sperco and SAI Corporation converted all of the 48 shares of preferred stock into 1,200,000 shares of common stock and exercised all of the 7,200,000 warrants at $0.17 per share resulting in $1,020,000 proceeds to Bluegate, Bluegate’s net tangible book value (deficit) per share would have been reduced to ($0.01). As a result of his purchase of Series C Preferred Stock described above, and his previously and subsequently acquired stock, options and warrants, Mr. Sperco beneficially owns 44% of our common stock without taking into account the super voting power of the Preferred stock, and 62% when taking into account the super voting power of the Preferred Stock.

(5) Of the 4,713,500 shares beneficially owned by SAI Corporation: (i) 1,913,500 are common shares owned directly by SAI Corporation, (ii) 2,600,000 are common shares issuable upon the exercise of warrants, and (iii) 200,000 are common shares issuable upon the conversion of preferred shares. SAI Corporation is controlled by Mr. Sperco who is listed in item 4 above. In June 2007 the board of directors approved the issuance of 48 shares of Series C voting convertible non-redeemable preferred stock with a par value of $0.001 per share and a liquidation value of $12,500 per share. Each share of Series C convertible preferred stock may be converted, at the option of the shareholder, into 25,000 shares of common stock or a total of 1,200,000 shares of common stock. Each share of preferred stock has 15 times the number of votes its conversion-equivalent number of shares of common stock, or 375,000 votes per share of preferred stock. The 48 shares of preferred stock will have an aggregate of 18 million votes. Effective June 28, 2007, we sold 8 shares of Series C preferred stock for $100,000 in cash to SAI Corporation. We also granted to SAI Corporation warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012. The Preferred Stock votes along with the common stock on all matters requiring a vote of shareholders and the Preferred Stock is not redeemable by us. As a result of SAI Corporation's purchase of Series C Preferred Stock described above, and the previously and subsequently acquired stock and warrants, SAI Corporation beneficially owns 17% of our common stock without taking into account the super voting power of the Preferred stock, and 24% when taking into account the super voting power of the Preferred Stock.

(6) Of the 275,000 shares beneficially owned by Mr. Geary: (i) 150,000 are common shares owned directly by Mr. Geary, and  (ii) 125,000 are common shares issuable upon the exercise of options and warrants.

(7) Of the 850,000 shares beneficially owned by Mr. Leibold: (i) 150,000 are common shares owned directly by Mr. Leibold, and (ii) 700,000 are common shares issuable upon the exercise of options.

(8) Of the 1,779,228 shares beneficially owned by Mr. Davis: (i) 35,023 are common shares owned directly by Mr. Davis, (ii) 1,546,205 are common shares owned indirectly by Mr. Davis, and (iii) 198,000 are common shares issuable upon the exercise of options and warrants.

(9) Includes shares, options, warrants and preferred convertible shares owned by these persons.

As described in items 4 and 5 above, as a result of Mr. Sperco's and SAI Corporation's purchase of Series C Preferred Stock, and Mr. Sperco's previously and subsequently acquired stock, options and warrants, Mr. Sperco beneficially owns 44% of our common stock without taking into account the super voting power of the Preferred stock, and 62% when taking into account the super voting power of the Preferred Stock.

MISCELLANEOUS

    Manfred Sternberg, director and officer and William Koehler, director and former officer, filed with the Texas Workforce Commission wage claims for unpaid wages for $38,000 and $42,000, respectively. We are in the process of providing the employer responses to the Texas Workforce Commission.

    One (1) Information Statement will be delivered to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders sharing such address.  Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the shareholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the shareholder can notify us that the shareholder wishes to receive a separate copy of this Information Statement or other communications to the shareholder in the future.  In the event a shareholder desires to provide us with such notice, it may be given verbally by telephoning our offices at 713-683-1370 or by mail to our address at Bluegate Corporation, 701 North Post Oak Road, Suite 600, Houston, Texas 77024, Attention: Corporate Secretary.

    We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and, as a result, we file annual, quarterly, and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “Commission”). You may read, without charge, or copy, at prescribed rates, any document that the Company files with the Commission at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20594. Please call the Commission at 1-800-732-0330 for further information on the public reference rooms and their copy charges. Our electronic filings with the Commission also are available to the public over the Internet at a World Wide Web Site maintained by the Commission at http://www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

 /s/ Stephen J. Sperco
Stephen J. Sperco
Chief Executive Officer